Exhibit 10.5.5

AMENDMENT NO. 4 TO PARTNER AGREEMENT

This Amendment No. 4 to Partner Agreement (this “Amendment”) is dated as of May 30, 2019, and amends the Unanimous Omnibus Partner Agreement (“Partner Agreement”), among MINERA PLATA REAL, S. DE R.L. DE C.V., a Mexico variable capital company (a “sociedad de responsabilidad limitada de capital variable” in Spanish) (“MPR”), OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company (“Operaciones”), SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V., a Mexico variable capital company (“Servicios”) (MPR, Operaciones, and Servicios, collectively, the “LGJV”), SUNSHINE SILVER MINING & REFINING CORPORATION, a corporation formed under the laws of the State of Delaware (“SSMRC”) and DOWA METALS & MINING CO., LTD., a corporation incorporated under the laws of Japan (“Dowa”) (Dowa and SSMRC, each a “Partner”, and together, the “Partners”) effective as of January 1, 2015, as previously amended.

Background

A.            Dowa, SSMRC and the LGJV previously agreed to jointly explore, develop and operate a silver-zinc-lead mine located in the State of Chihuahua, Mexico (the “Los Gatos Project”) by entering into the Partner Agreement;

B.            The Partners directly and indirectly own all of the equity interests of the LGJV, with Dowa owning 30% and SSMRC owning 70% of such equity interests;

C.            Pursuant to the Partner Agreement, the Partners are required to make certain capital contributions proportional to each Partner’s equity interest in the LGJV;

D.            To meet the ongoing capital needs of the Los Gatos Project, on January 23, 2018, the LGJV and the Partners entered into a Loan Agreement, as amended (the “Dowa-MPR Loan”), pursuant to which Dowa advanced $65,677,987.07 to MPR to be repaid on or before June 30, 2019;

E.            In addition to the Dowa-MPR Loan, Dowa has advanced US$210,000,000 to the Borrowers pursuant to the terms of a Term Loan Agreement dated July 11, 2017, as amended;

F.             SSMRC will make a capital contribution to MPR of $18,200,000 on or before May 31, 2019 (the “SSMRC Capital Contribution”);

G.            Within one Business Day after SSMRC makes the SSMRC Capital Contribution, the Partners will cause MPR to use all of the proceeds thereof to make a partial repayment of the Dowa-MPR Loan in the amount of $18,200,000 to Dowa (the “Partial Repayment”).  Immediately after receipt of the Partial Repayment, $7,800,000 of the Dowa-MPR Loan balance will be converted and deemed to be a capital contribution to LGJV by Dowa (the “Dowa Contribution”);

H.            After application of the Partial Repayment and conversion of the Dowa Contribution, the remaining balance of the Dowa-MPR Loan, including interest, will be approximately $42,937,355.33 (the “Remaining Balance”).  The Remaining Balance will also be converted and deemed to be a capital contribution to LGJV by Dowa that dilutes SSMRC’s ownership interest in the LGJV (the “Dilutive Contribution”);

I.             Once the Dowa Contribution and the Dilutive Contribution are made, Dowa will own a 48.518% equity interest in the LGJV, and SSMRC will own a 51.482% equity interest in the LGJV; and

J.             The Parties wish to amend the Partner Agreement to reflect such change in ownership interests in the LGJV, and other changes stipulated by the Memorandum of Understanding dated April 16, 2019 among the LGJV and the Partners (“MOU”).

Agreements

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

Section 1.  Amendments

1.1.                            Section 1.1 of the Partner Agreement is hereby amended to add the following new defined terms:

“Option Shares” shall have the meaning specified in the Option Agreement.

“Option Agreement” shall mean the Option Agreement dated May 30, 2019 among Dowa and SSMRC Parent, the Corporation and OpCo, as it may be amended, restated, supplemented or modified from time to time.

“Priority Distribution Agreement” shall mean the Priority Distribution Agreement dated May 30, 2019 among Dowa, SSMRC Parent, the Corporation and OpCo, as it may be amended, restated, supplemented or modified from time to time.

“SSMRC Guarantees” shall mean the SSMRC Guarantee (as defined by the Term Loan Agreement) and the Guarantee (as defined by the Working Capital Facility), as they may be amended, restated, supplemented or modified from time to time.

“Term Loan Agreement” shall mean the Term Loan Agreement, dated July 11, 2017, among Dowa, SSMRC Parent and the Joint Venture Entities, as amended, and as it may be further amended, restated, supplemented or modified from time to time.

“Working Capital Facility” shall mean the Working Capital Facility Agreement, dated May 30, 2019, among Dowa, SSMRC Parent, and the Joint Venture Entities, as it may be amended, restated, supplemented or modified from time to time.

1.2.                            Section 4.1 is of the Partner Agreement is hereby amended by adding the following to the end thereof:

“As of May 30, 2019, the Partners have the following Participating Interests in each of the Corporation and OpCo:

Dowa	48.518%

SSMRC Parent	51.482%”

1.3.                            Section 5.3 of the Partner Agreement is hereby amended by adding the following Section 5.3(b) immediately following Section 5.3(a):

“(b)                           Dowa will have the right to designate one individual to be seconded to the Corporation for the purpose of monitoring the Los Gatos Project’s financial situation, including, without limitation, accounting, tax and cashflow, until the later of: (i) repayment in full of the Working Capital Facility; and (ii) receipt by Dowa of the Priority Distribution Payment (as defined in the Priority Distribution Agreement).  Such individual will have full access to all information relating to the Los Gatos Project’s operations at both the mine site and the Chihuahua office.  All costs associated with such individual’s secondment to the Corporation will be borne by the Los Gatos Project.”

1.4.                            Section 12.1 of the Partner Agreement is hereby amended by adding the following Section 12.1(e) immediately following Section 12.1(d):

“(e)                            Notwithstanding any provision of this Partner Agreement, including Sections 6.1, 6.8, 8.1 and 10.1, upon a default by SSMRC Parent, the Corporation, OpCo, or EmployerCo, under this Agreement or a default under the Term Loan Agreement, the Working Capital Facility or the SSMRC Guarantees, in each case that is not cured within the applicable cure period, if any, Dowa may, by notice in writing to SSMRC Parent: (i) permanently terminate SSMRC Parent’s rights to any future consideration under Section 12.1(c); (ii) become the new service provider to the Operator; (iii) permanently remove OpCo as the Operator and either: (1) become the new Operator; or (2) appoint a third party to act as Operator or service provider, at Dowa’s sole discretion; and/or (iv) appoint a majority of the three Managers for each of the Corporation, OpCo, and EmployerCo.  In the event that SSMRC Parent’s role as service provider to the Operator is terminated, it will remain liable for any acts or omissions up to the time of termination.”

1.5.                            Article 18 of the Partner Agreement is hereby amended by adding the following Section 18.11 immediately following Section 18.10:

“18.11 Right to Transfer

Notwithstanding any provision of this Partner Agreement, Dowa will have the absolute right to sell all or any portion of the Option Shares to any third party other than a Restricted Person (which, for greater certainty, will be deemed not to include any Japanese mining, smelting or trading company, regardless of whether such company is considered to be a competitor of the Joint Venture Entities or any of the Parties or their affiliates) without consent of any Party if SSMRC Parent does not exercise its option under the Option Agreement on or before June 30, 2021 and pay the Exercise Price (as defined in the Option Agreement) in accordance with the terms of the Option Agreement.”

1.6.                            Section 19.1 of the Partner Agreement is hereby amended by adding the following Section 19.1(e) immediately following Section 19.1(d):

“(e)                            with respect to SSMRC Parent, any of SSMRC Parent or the Joint Venture Entities defaults in its obligations under: (i) the Term Loan Agreement; (ii) the Working Capital Facility; or (iii) the SSMRC Guarantees, and such default is not cured within the applicable cure period under such agreements, if any.

Section 2.  Miscellaneous

2.1.                            Acknowledgement.  SSMRC hereby expressly acknowledges that the transactions contemplated by the MOU constitute the last instance of Dowa agreeing to provide financial support to the LGJV that is disproportionate to its Participating Interest.

2.2.                            Severability.  The determination that any provision of this Amendment is invalid or unenforceable will not affect the validity or enforceability of the remaining provisions or of that provision under other circumstances.  Any invalid or unenforceable provision will be enforced to the maximum extent permitted by law.

2.3.                            Counterparts.  This Amendment may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one agreement.

2.4.                            Governing Law.  This Amendment and the rights and obligations of the parties hereunder will be construed in accordance with and be governed by the internal laws of the state of New York without regard to its conflicts of laws principles.

2.5.                            Further Assurances.  Each party will at its own expense do, make, execute or deliver all such further acts, documents and things in connection with this Amendment as reasonably required from time to time for the purpose of giving effect thereto, all promptly upon request.

[Signature page immediately follows]

IN WITNESS WHEREOF, each of the parties hereto, by their officers duly authorized, has executed this Amendment as of the date first above written.

MINERA PLATA REAL, S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

OPERACIONES SAN JOSÉ DE PLATA S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

SERVICIOS SAN JOSÉ DE PLATA S. DE R.L. DE C.V.

By:	/s/ Roger Johnson
	Name:	Roger Johnson
	Title:	Treasurer

SUNSHINE SILVER MINING & REFINING CORPORATION

By:	/s/ Stephen Orr
	Name:	Stephen Orr
	Title:	Chief Executive Officer

DOWA METALS & MINING CO., LTD.

By:	/s/ Toshiaki Suyama
	Name:	Toshiaki Suyama
	Title:	President